Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Pre-Effective Amendment No. 6 to Form S-1 (File No. 333-193925) of our report dated February 28, 2014, related to the consolidated financial statements of RCS Capital Corporation and Subsidiaries which appears on page F-45 in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ WeiserMazars LLP

New York, New York

May 28, 2014